EXHIBIT 4.2


                         OFFICER'S ISSUANCE CERTIFICATE

              Floating Rate Asset Backed Term Notes, Series 2001-A


     The undersigned hereby certifies, pursuant to the Indenture dated as of March 15, 2001 (the "Indenture"), between Superior Wholesale Inventory Financing Trust VII (the "Issuer" or the "Trust") and The Bank of New York, a New York banking corporation, that there has been established pursuant to and in conformity with resolutions duly adopted by the Board of Directors of Wholesale Auto Receivables Corporation, a Delaware corporation (the "Seller"), a series of Notes to be issued under and in conformity with the Indenture, which series of Notes shall have the terms specified herein. Capitalized terms used and not otherwise defined herein shall have the meanings specified in Appendix 1 hereto or, if not defined therein, then shall have the meanings set forth in Part 1 of Appendix A to the Trust Sale and Servicing Agreement, dated as of March 15, 2001, among the Issuer, the Seller and General Motors Acceptance Corporation (the "Trust Sale and Servicing Agreement").

1.       Designation and Aggregate Principal Amount.

1.1 The designation of the series of Notes is the Floating Rate Asset Backed Term Notes, Series 2001-A (the "2001-A Term Notes"). The 2001-A Term Notes shall be in the form set forth in Exhibit A hereto.

1.2 The aggregate principal amount of the 2001-A Term Notes which may be authenticated and delivered under the Indenture (except for 2001-A Term Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other 2001-A Term Notes pursuant to the Indenture) is $2,000,000,000.

1.3      The 2001-A Term Notes shall be issued on the "2001-A Term Notes Closing
         Date."

2.       Denomination, Form, Book Entry Registration and Transfer Restrictions.

2.1 Denominations. The 2001-A Term Notes will be issued and authorized in minimum denominations of $1,000 and in integral multiples in excess thereof.

2.2 2001-A Term Notes. The 2001-A Term Notes shall initially be issued in book-entry form pursuant to Section 2.10 of the Indenture and subject to the terms of the Note Depository Agreement attached hereto as Exhibit B. The 2001-A Term Notes will not be Unregistered Notes under
         Section 2.15 of the Indenture.


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


2.3 Clearing Agency. The initial Clearing Agency for the 2001-A Term Notes shall be DTC.

2.4      Definitive Term Notes.

2.4.1 No Note Owner shall receive a Definitive Term Note representing such Note Owner's interest in a 2001-A Term Note, except as provided in
         Section 2.12 of the Indenture. Unless and until Definitive Term Notes with respect to such 2001-A Term Notes have been issued to such Note Owner pursuant to Section 2.12 of the Indenture, with respect to such 2001-A Term Notes:

          (a) the provisions of this Section 2.4 shall be in full force and effect;

          (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of the Indenture (including this Officer's Issuance Certificate), including the payment of principal of and interest on the 2001-A Term Notes and the giving of instructions or directions hereunder), as the sole Holder of the 2001-A Term Notes and shall have no obligation to any Note Owner;

          (c) to the extent that the provisions of this Section 2.4 conflict with any other part of the Indenture, the provisions of this
               Section 2.4 shall control;

          (d) the rights of such Note Owner shall be exercised only through a Clearing Agency or a Clearing Agency Participant and unless and until Definitive Term Notes are issued for the 2001-A Term Notes pursuant to Section 2.12 of the Indenture, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such 2001-A Term Notes to such Clearing Agency Participants; and

          (e) whenever the Indenture (including this Officer's Issuance Certificate) requires or permits actions to be taken based upon instructions or directions of Holders of Notes or 2001-A Term Notes evidencing a specified percentage of the Outstanding Amount of the Notes or the 2001-A Term Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received written instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the 2001-A Term Notes and (ii) delivered such instructions to the Indenture Trustee.

2.4.2 In the event that Definitive Term Notes are issued to the Holders of the 2001-A Term Notes, such Definitive Term Notes shall become void in their entirety unless presented for payment within a period of 10 years from the relevant date in respect thereof. After the date on which a Note becomes void in its entirety, no claim may be made in respect thereof. In this Section


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

         2.4.2, the "relevant date" is the date on which a payment first becomes due or (if the full amount of the moneys payable has not been duly received by the Indenture Trustee on or prior to such date) the date on which the full amount of such moneys having been so received, notice to that effect is duly given to the Holders of the 2001-A Term Notes.

2.5      Authentication Agent; Note Registrar.

2.5.1 The initial Authentication Agent for the 2001-A Term Notes will be the Indenture Trustee.

2.5.2 The initial Note Registrar for the 2001-A Term Notes will be the Indenture Trustee.

3.       Specified Support Arrangements.

         With  respect  to  the  2001-A  Term  Notes,   the  Specified   Support
         Arrangements consist of:

          (a)  the 2001-A Term Notes Basis Swap and

          (b)  the Cash Accumulation Reserve Fund.

4.       Allocation and Payment of Interest.

4.1      Payment of Interest.

4.1.1 Interest on the outstanding principal balance of the 2001-A Term Notes will be payable in arrears by the Trust. Interest will accrue from and including the 2001-A Term Notes Closing Date, or from and including the most recent Monthly Distribution Date on which interest has been paid, to but excluding the current Monthly Distribution Date. Interest accrued as of any Monthly Distribution Date, but not paid on such Monthly Distribution Date, will be due on the next Monthly Distribution Date.

4.1.2 Interest on the 2001-A Term Notes will accrue at a rate equal to USD One-Month LIBOR plus 0.09% per annum and will be payable on each Monthly Distribution Date, and will be calculated on the basis of the Actual/360 Day Count.

4.1.3 Notwithstanding the foregoing Sections 4.1.1 through 4.1.2, interest will be payable from, and only to the extent of, amounts paid by the Trust to the 2001-A Term Notes Distribution Account pursuant to Section 4.2(b)(ii) hereof.

4.2      Application of the 2001-A Term Notes Monthly Available Amount.

          (a) Pursuant to Section 4.5(c)(i) clause (2) of the Trust Sale and Servicing Agreement, on each Monthly Distribution Date the following funds (collectively, the "2001-A


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

               Term Notes Monthly Available Amount") will be withdrawn by the Indenture Trustee, based upon the Servicer's Accounting for such Monthly Distribution Date, from the account in which such funds are held, for application pursuant to Section 4.2(b) of this Officer's Issuance Certificate:

               (i)  the Trust Interest Allocation of the 2001-A Term Notes;

               (ii) the net  amount,  if any,  received  by the Trust  under the
                    2001-A Term Notes Basis Swap;

               (iii)all 2001-A  Term  Notes  Distribution  Principal  Subaccount
                    Earnings;

               (iv) all Cash Accumulation Account Earnings; and

               (v)  if  a  Cash   Accumulation   Period  has  commenced  and  is
                    continuing for the 2001-A Term Notes and if the amounts specified in the foregoing subclauses (i) through (iv) are less than the 2001-A Term Notes Monthly Carrying Costs for such Monthly Distribution Date, then the lowest of the following amounts:

                    (x)  such shortfall;

                    (y)  the Cash Accumulation Reserve Fund Release Amount; and

                    (z) the amount of funds on deposit in the Cash Accumulation Reserve Fund.

          (b) The Indenture Trustee, based upon the Servicer's Accounting for such Monthly Distribution Date, will apply the 2001-A Term Notes Monthly Available Amount on such Monthly Distribution Date as follows:

               (i)  first, the lesser of

                    (x)  the 2001-A Term Notes Monthly Available Amount; and

                    (y) the net payment, if any, due from the Trust under the 2001-A Term Notes Basis Swap shall be paid to the Basis Swap Counterparty in accordance with the terms of the 2001-A Term Notes Basis Swap; and

               (ii) second, the lesser of


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

                    (x)  the  2001-A  Term  Notes   Monthly   Available   Amount
                         remaining after application in subclause (i) above and

                    (y) an amount equal to the 2001-A Term Notes Noteholders' Interest for the related Monthly Distribution Date shall be transferred to the 2001-A Term Notes Distribution Account for payment of interest on the 2001-A Term Notes.

         The amounts specified pursuant to the foregoing subclauses (b)(i)(y) and (b)(ii)(y) for a Monthly Distribution Date are the "2001-A Term Notes Monthly Carrying Costs" for such Monthly Distribution Date. Any shortfall of the 2001-A Term Notes Monthly Available Amount below the 2001-A Term Notes Monthly Carrying Costs for such Monthly Distribution Date shall (i) prior to the Fully Funded Date, constitute a "Series
         Shortfall" for the 2001-A Term Notes and (ii) following the Fully Funded Date, not constitute a Series Shortfall. Any excess of the 2001-A Term Notes Monthly Available Amount for a Monthly Distribution Date over the 2001-A Term Notes Monthly Carrying Costs for such Monthly Distribution Date will constitute a "Remaining Interest Amount".

5.       Allocations and Payments in Respect of Principal.

5.1      General.

5.1.1 During the Revolving Period, until the commencement of either the Payment Period for the 2001-A Term Notes or a Rapid Amortization Period for the 2001-A Term Notes which is not an Early Amortization Period for the Trust, no payments of principal on the 2001-A Term Notes shall be required or made and Available Trust Principal shall not be set aside for such purpose.

5.1.2 For the 2001-A Term Notes, there shall be no Required Payments or Servicer Liquidity Advances as contemplated by Section 4.5(e) of the Trust Sale and Servicing Agreement, and the term "Priority Payment Amount" shall have no effect.

5.1.3 For purposes of Section 6.2(b)(iv) of the Trust Sale and Servicing Agreement, the period of time which begins upon the commencement of a Payment Period, Cash Accumulation Period or Rapid Amortization Period for the 2001-A Term Notes and which ends upon the occurrence of the Fully Funded Date with respect to the 2001-A Term Notes shall constitute a "Daily Remittance Period."

5.1.4 During any period in which funds are being set aside or paid out in respect of the outstanding principal balance of the 2001-A Term Notes, no amount shall be set aside or paid to the


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

         extent that it would cause the total amount so set aside or paid to exceed the outstanding principal balance of the 2001-A Term Notes.

5.2      Deposits of Principal Collections.

5.2.1 During Payment Period. On each day during the Payment Period until the Fully Funded Date occurs, the Servicer will instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the 2001-A Term Notes Distribution Principal Subaccount the Principal Allocation Percentage of Available Trust Principal allocated to the 2001-A Term Notes on such day pursuant to Section 4.5(d)(i) of the Trust Sale and Servicing Agreement.

5.2.2 During Cash Accumulation Period. On each day during a Cash Accumulation Period until the Fully Funded Date occurs, the Servicer will instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Cash Accumulation Account the Principal Allocation Percentage of Available Trust Principal allocated to the 2001-A Term Notes on such day pursuant to Section 4.5(d)(i) of the Trust Sale and Servicing Agreement until the amount on deposit in the Cash Accumulation Account equals the outstanding principal balance of the 2001-A Term Notes. The Trust will use amounts in the Cash Accumulation Account only to make payments as provided in this Officer's Issuance Certificate.

5.2.3 During Rapid Amortization Period. During a Rapid Amortization Period, the following will occur:

          (a) Immediately upon the commencement of a Rapid Amortization Period, the Indenture Trustee shall withdraw any amounts held in the Cash Accumulation Account or the 2001-A Term Notes Distribution Principal Subaccount (other than Investment Proceeds thereon) and deposit such amounts into the 2001-A Term Notes Distribution Account; and

          (b) On each day, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit into the 2001-A Term Notes Distribution Account the Principal Allocation Percentage of Available Trust Principal allocated to the 2001-A Term Notes pursuant to the applicable clause of Section 4.5(d) of the Trust Sale and Servicing Agreement.

The amount of funds deposited into the 2001-A Term Notes Distribution Account pursuant to the preceding sentence during a Collection Period or on the related Monthly Distribution Date occurring during a Rapid Amortization Period shall constitute the "Available Principal Funds" with respect to such Monthly Distribution Date.

5.3      Distributions in Respect of Principal.


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


5.3.1 2001-A Term Notes Targeted Final Payment Date. On the 2001-A Term Notes Targeted Final Payment Date, unless a Rapid Amortization Period has earlier commenced, the Indenture Trustee shall withdraw from the 2001-A Term Notes Distribution Principal Subaccount (or, if a Cash Accumulation Period is then in effect, from the Cash Accumulation Account) and pay to the Holders of the 2001-A Term Notes the lesser of:

          (a)  the outstanding principal balance of the 2001-A Term Notes and

          (b)  the  amount  of  funds   available   in  the  2001-A  Term  Notes
               Distribution Principal Subaccount (or, if a Cash Accumulation Period is then in effect, the Cash Accumulation Account) on such Monthly Distribution Date.

5.3.2 Following the 2001-A Term Notes Targeted Final Payment Date. If the amount paid to the Holders of the 2001-A Term Notes on the 2001-A Term Notes Targeted Final Payment Date was less than the outstanding principal balance of the 2001-A Term Notes on the 2001-A Term Notes Targeted Final Payment Date and if a Rapid Amortization Period is not then in effect, then on each Monthly Distribution Date thereafter, the Servicer shall instruct the Indenture Trustee to withdraw from the 2001-A Term Notes Distribution Principal Subaccount for payment to the Holders of the 2001-A Term Notes the amount of the Available Trust Principal allocated to the 2001-A Term Notes and deposited in the 2001-A Term Notes Distribution Principal Subaccount pursuant to
         Section 5.2.1.

5.3.3 During Rapid Amortization Period. On each Monthly Distribution Date related to a Rapid Amortization Payment Date, the Indenture Trustee (based on the Servicer's Accounting for such Monthly Distribution Date) shall apply the lesser of the Available Principal Funds for such Monthly Distribution Date and the outstanding principal balance of the 2001-A Term Notes on the last day of the related Collection Period to the 2001-A Term Notes Distribution Account on such Monthly Distribution Date.

6.       Payment Period, Rapid Amortization Period and Cash Accumulation Period.

6.1      Payment Period.

6.1.1 Unless a Cash Accumulation Period or a Rapid Amortization Period for the 2001-A Term Notes has commenced and is continuing, the Payment Period for the 2001-A Term Notes will commence upon a date that is no earlier than November 1, 2003 and no later than February 1, 2004 (the "Latest Commencement Date"). On the Determination Date in October 2003 and on each Determination Date thereafter before the commencement of the Payment Period, the Servicer will determine the date, if any, on which the Payment Period shall commence prior to the Latest Commencement Date, by calculating the Required Payment Period Length. The Payment Period will commence with the first day of the Collection Period which follows the first Determination Date on which the Required


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

         Payment Period Length is equal to or greater than the number of full Collection Periods remaining between such Determination Date and the Targeted Final Payment Date.

         The "Required Payment Period Length" as of a Determination Date, is calculated as follows (rounded up in all cases to the nearest whole integer):


        Required
    Payment Period =                  Outstanding Note Principal Balance
         Length
                       -----------------------------------------------------------------
                       Recent Minimum Daily Trust Balance x Minimum Monthly Payment Rate

                  where, for purposes of this equation only:

                  "Outstanding Note Principal Balance" is the outstanding principal balance of all 2001-A Term Notes and the outstanding principal balance of all other Notes with scheduled Payment Periods during the Payment Period for the 2001-A Term Notes;

                  "Recent Minimum Daily Trust Balance" is the minimum expected Daily Trust Balance during the period between such Determination Date and January 31, 2004 as determined by the Servicer; and

                  "Minimum Monthly Payment Rate" is the minimum Monthly Payment Rate during the twelve Collection Periods preceding such Determination Date.

6.1.2 The Payment Period for the 2001-A Term Notes will terminate upon the earliest of (i) the occurrence of a Cash Accumulation Event, (ii) the occurrence of the Fully Funded Date, and (iii) the occurrence of a Rapid Amortization Event.

6.1.3 If the Payment Period for the 2001-A Term Notes shall be terminated upon the occurrence of an Early Amortization Event described in clauses
         (i), (j) or (l) of Section 9.1 of the Trust Sale and Servicing Agreement and no other Early Amortization Event has occurred, such Payment Period shall be recommenced if the Seller elects to recommence the Revolving Period as described in Section 9.5(a) of the Trust Sale and Servicing Agreement. If the Payment Period for the 2001-A Term Notes shall be terminated upon the commencement of the Wind Down Period prior to the Final Revolving Period Termination Date, such Payment Period shall be recommenced, if the Seller elects to recommence the Revolving Period as described in Section 9.5(b) of the Trust Sale and Servicing Agreement.


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


6.2      Rapid Amortization Period.

6.2.1 A "Rapid Amortization Period" for the 2001-A Term Notes will commence upon the occurrence of a Rapid Amortization Event and will end upon the earliest to occur of (i) the date on which the 2001-A Term Notes are paid in full and (ii) the Trust Termination Date.

6.2.2 "Rapid Amortization Event" for the 2001-A Term Notes means any of the following events:

          (a) the occurrence of any of the Early Amortization Events set forth in Sections 9.1(a), (b) and (c) of the Trust Sale and Servicing Agreement,

          (b) either the Trust or the Seller becomes required to register as an "investment company" within the meaning of the Investment Company Act, and

          (c) on any Monthly Distribution Date, the balance in the Cash Accumulation Reserve Fund is less than $583,333 (after giving effect to all withdrawals and additions on such Monthly Distribution Date).

6.3      Cash Accumulation Period.

6.3.1 A "Cash Accumulation Period" for the 2001-A Term Notes will commence upon the occurrence of a Cash Accumulation Event and will terminate on the earliest to occur of:

          (a)  the date on which the 2001-A Term Notes are paid in full,

          (b) the occurrence of a Rapid Amortization Event for the 2001-A Term Notes,

          (c)  the Trust Termination Date, and

          (d) the date on which, pursuant to Section 9.5(a) of the Trust Sale and Servicing Agreement, the Revolving Period recommences.

6.3.2 "Cash Accumulation Event" for the 2001-A Term Notes means any of the following events:

          (a) any of the Early Amortization Events other than the Early Amortization Events specified in Sections 9.1(a), (b), (c) and
               (o) of the Trust Sale and Servicing Agreement, and

          (b)  the commencement of the Wind Down Period.

6.3.3 If a Cash Accumulation Period commences as a result of the occurrence of an Early Amortization Event described in clauses (i), (j) or (l) of
         Section 9.1 of the Trust Sale and


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

         Servicing Agreement and no other Early Amortization Event has occurred, such Cash Accumulation Period may be terminated, and the Revolving Period may be recommenced, if the Seller elects to recommence the Revolving Period as described in Section 9.5(a) of the Trust Sale and Servicing Agreement.

7.       No Optional or Mandatory Purchase or Redemption.

         The 2001-A Term Notes are not subject to optional or mandatory purchase or redemption by the Issuer, and the terms "Redemption Price" and "Redemption Date" shall have no application to the 2001-A Term Notes.

8.       Cash Accumulation Reserve Fund.

8.1 The Seller, for the benefit of the holders of the 2001-A Term Notes, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Cash Accumulation Reserve Fund"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the 2001-A Term Notes. The Cash Accumulation Reserve Fund shall be a Designated Account.

8.2 On the 2001-A Term Notes Closing Date, the Seller shall deposit the Cash Accumulation Reserve Fund Initial Deposit into the Cash Accumulation Reserve Fund. The Seller, in its sole discretion, may at any time make additional deposits into the Cash Accumulation Reserve Fund. If the amounts on deposit in the Cash Accumulation Reserve Fund on any Monthly Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Monthly Distribution Date) exceed the Cash Accumulation Reserve Fund Required Amount, the Servicer shall instruct the Indenture Trustee to distribute an amount equal to any such excess to the Seller.

8.3 Investment Proceeds of the Cash Accumulation Reserve Fund shall not constitute Shared Investment Proceeds.

9.       Cash Accumulation Account.

9.1 The Servicer, for the benefit of the Holders of the 2001-A Term Notes, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Cash Accumulation Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the 2001-A Term Notes. The Cash Accumulation Account shall be a Designated Account.

9.2 Cash Accumulation Account Earnings shall not constitute Shared Investment Proceeds.

10.      2001-A Term Notes Distribution Account.


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


10.1 The Servicer, for the benefit of the holders of the 2001-A Term Notes, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "2001-A Term Notes Distribution
         Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the 2001-A Term Notes. The 2001- A Term Notes Distribution Account shall be a Designated Account.

10.2 Upon the commencement of the Payment Period for the 2001-A Term Notes, the Servicer shall instruct the Indenture Trustee to establish a subaccount of the 2001-A Term Notes Distribution Account, which subaccount shall be known as the "2001-A Term Notes Distribution Principal Subaccount".

10.3 Investment Proceeds from the 2001-A Term Notes Distribution Account and the 2001-A Term Notes Distribution Principal Subaccount shall not constitute Shared Investment Proceeds.

11.      Pledge of the 2001-A Term Notes Account Property.

         In order to provide for timely payments in accordance with Section 4.5 of the Trust Sale and Servicing Agreement and the terms of the 2001-A Term Notes, to assure the availability for the benefit of the 2001-A Term Noteholders, of the amounts maintained in the Cash Accumulation Reserve Fund, the Cash Accumulation Account, and the 2001-A Term Notes Distribution Account, and as security for the performance by the Seller of its obligations hereunder, the Seller on behalf of itself and its successors and assigns (with respect to the property described in clauses (a) and (b) below), and the Trust (with respect to the property described in clauses (c) and (d) below), each hereby pledges to the Indenture Trustee and its successors and assigns, all its right, title and interest in and to:

         (a) the Cash Accumulation Reserve Fund and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Cash Accumulation Reserve Fund (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise),

         (b) the Cash Accumulation Reserve Fund Initial Deposit and all proceeds thereof,

         (c) the Cash Accumulation Account and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Cash Accumulation Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and

         (d) the 2001-A Term Notes Distribution Account and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the 2001-A Term Notes Distribution Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise),

         (collectively, the "2001-A Term Notes Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Indenture Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Officer's Issuance Certificate and in Section 4.6 of the Trust Sale and Servicing Agreement. The Indenture Trustee shall hold and distribute the 2001-A Term Notes Account Property in accordance with the terms and provisions of the Trust Sale and Servicing Agreement. By its authentication of the 2001-A Term Notes, the Indenture Trustee acknowledges and accepts such trusts as are specified herein with respect to the 2001-A Term Notes Account Property.


                                     * * * *

     The undersigned has read or has caused to be read the Indenture, including the provisions of Section 2.1 and the definitions relating thereto, and the resolutions adopted by the Board of Directors referred to above. Based on such examination, the undersigned has, in the undersigned's opinion, made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether all conditions precedent set forth in the Indenture and the other Basic Documents relating to the establishment of the form and terms of a series of Notes under the Indenture have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with in respect of the 2001-A Term Notes.

                                     * * * *

     IN WITNESS WHEREOF, the undersigned has hereunto executed this Officer's Issuance Certificate as of the March 15, 2001.


                                    WHOLESALE AUTO RECEIVABLES
                                    CORPORATION


                                    By:      R. L. STRAUB
                                       ------------------------------
                                    Name:    R. L. Straub
                                    Title:   Manager - Securitization

                                                                      APPENDIX 1
                                                                              to
                                                  OFFICER'S ISSUANCE CERTIFICATE
                                                       FOR THE 2001-A TERM NOTES


Definitions.

1.       Reference to General Rule.

         Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Indenture and in Appendix A to the Trust Sale and Servicing Agreement dated as of March 15, 2001 among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as Seller, and Superior Wholesale Inventory Financing Trust VII, as Issuer. All references herein to "the Officer's Issuance Certificate" are to the Officer's Issuance Certificate with respect to the 2001-A Term Notes, dated March 15, 2001.


2.       Definitions Specific to the 2001-A Term Notes.

         The following terms are defined with respect to the 2001-A Term Notes only, are not defined in Appendix A to the Trust Sale and Servicing Agreement and, when used in the Basic Documents, shall have the defined meanings set forth below:

         2001-A Term Notes Closing Date:  March 15, 2001.

         2001-A Term Notes Distribution Account: The account established as provided in Section 10.1 of the Officer's Issuance Certificate.

         2001-A Term Notes Distribution Principal Subaccount: The subaccount of the 2001-A Term Notes Distribution Account established in Section 10.2 of the Officer's Issuance Certificate.

         2001-A Term Notes Distribution Principal Subaccount Earnings: For a Monthly Distribution Date, any Investment Proceeds in respect of funds in the 2001-A Term Notes Distribution Principal Subaccount during the related Collection Period.

         2001-A Term Notes Interest Rate:  The interest rate specified in
Section 4.1 of the Officer's

Issuance Certificate.

         2001-A Term Notes Monthly Available Amount: The funds collectively described as such in Section 4.2(a) of the Officer's Issuance Certificate.


                                      App-1

         2001-A Term Notes Monthly Carrying Costs: For a Monthly Distribution Date, the amounts specified as such in Section 4.2(b) of the Officer's Issuance Certificate.

         2001-A Term Notes Noteholders' Interest: For any Monthly Distribution Date, the sum of:

          (a)  the product of

          (1) the outstanding principal balance of the 2001-A Term Notes on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the outstanding principal balance on the 2001-A Term Notes Closing Date),

          (2) the 2001-A Term Note Interest Rate for the related Monthly Distribution Date, and

          (3) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the 2001-A Term Notes Closing Date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

         (b) the excess of the 2001-A Term Notes Noteholders' Interest for the prior Monthly Distribution Date over the amount of funds that were deposited in the 2001-A Term Notes Distribution Account on the preceding Monthly Distribution Date.

         2001-A Term Notes Notional Amount: With respect to any day during a Collection Period, the outstanding principal balance of the 2001-A Term Notes as of such day, after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during such Collection Period.

         2001-A Term Notes Targeted Final Payment Date: The Monthly Distribution Date in March 2004.

         Available Principal Funds: Has the meaning set forth in Section 5.2.3 of the Officer's Issuance Certificate.


3. Specification for 2001-A Term Notes of Terms Defined in Appendix A to the Trust Sale and Servicing Agreement.



                                      App-2

         The following terms, when used in the Indenture, the Trust Sale and Servicing Agreement and/or other Basic Documents, with respect to the 2001-A Term Notes, shall have the meanings set forth below (and, if used in the Officer's Issuance Certificate, shall be used with respect to the 2001- A Term Notes only, except where expressly indicated otherwise):

         Actual/360 Day Count: For the computation of accrued interest, means using the actual number of days elapsed during the period from and including the preceding Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the 2001-A Term Notes Closing Date), to but excluding the current Monthly Distribution Date, and a year of 360 days.

         Cash Accumulation Account:  The account established as provided in
Section 9.1 of the Officer's Issuance Certificate.

         Cash Accumulation Account Earnings: On a Monthly Distribution Date, the investment earnings during the related Collection Period on funds deposited in the Cash Accumulation Account, net of losses and investment expenses with respect to such funds.

         Cash Accumulation Event:  Any of the events set forth as such in
Section 6.3.2 of the Officer's Issuance Certificate.

         Cash Accumulation Period: A period described as such in Section 6.3.1 of the Officer's Issuance Certificate.

         Cash Accumulation Reserve Fund:  The account established as provided in
Section 8.1 of the Officer's Issuance Certificate.

         Cash Accumulation Reserve Fund Deposit Amount: For a Monthly Distribution Date, the excess, if any, of the Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Cash Accumulation Reserve Fund.

         Cash Accumulation Reserve Fund Initial Deposit:  $ 13,230,000

         Cash Accumulation Reserve Fund Release Amount: On a Monthly Distribution Date, the Cash Accumulation Reserve Fund Release Amount shall never be less than zero and shall always equal zero except during a Cash Accumulation Period or a Rapid Amortization Period when it shall equal an amount calculated as follows:



                                      App-3



Cash Accumulation
Reserve Fund         =       (CAB  x      Applicable Rate x        Actual Days          ) - Interest Earned
Release Amount
                                                               --------------------
                                                                       360

where, for purposes of this equation only:

                  "Actual Days" is the actual numbers of days elapsed from and including the prior Monthly Distribution Date (or if applicable, the 2001-A Term Notes Closing Date) to but excluding such Monthly Distribution Date.

                  "Applicable Rate" means the 2001-A Term Notes Interest Rate.

                  "CAB" is the sum of (a) the daily average balance in the Cash Accumulation Account and (b) the daily average balance in the 2001-A Term Notes Principal Distribution Subaccount prior to any deposits or withdrawals in respect of principal into or from either of such accounts on such Monthly Distribution Date; provided that earnings on such accounts during the related Collection Period will be excluded from such balances.

                  "Interest Earned" is the sum of the Cash Accumulation Account Earnings and the 2001-A Term Notes Distribution Principal Subaccount Earnings during the related Collection Period.

         Cash Accumulation Reserve Fund Required Amount: With respect to any Determination Date, the sum of (1) the present value, discounted at 2.5% per annum, of the Monthly Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which such calculation is being made to and including the Monthly Distribution Date preceding the Targeted Final Payment Date, and (2) $583,333.

         Daily Remittance Period: Has the meaning set forth in Section 5.1.3 of the Officer's Issuance Certificate.

         Distribution Accounts: For the purpose of the Basic Documents, the 2001-A Term Notes Distribution Account.

         Fully Funded Date:  The day on which:

         (a) the sum of the amount on deposit in the Cash Accumulation Account and in the 2001-A Term Notes Distribution Principal Subaccount for the payment of principal equals the outstanding principal balance of the 2001-A Term Notes, or


                                      App-4

         (b)      the 2001-A Term Notes have been paid in full.

         Monthly Mismatch Amount: For a Monthly Distribution Date is calculated as follows:


           Monthly Mismatch Amount = Term Note Balance x        Mismatch Rate
                                                            --------------------
                                                                      12

where, for purposes of this equation only:

                  "Term Note Balance" is the outstanding principal balance on the 2001-A Term Notes on the Monthly Distribution Date on which the Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and

                  "Mismatch Rate" is 0.225%.

         Noteholders' Interest: With respect to any Monthly Distribution Date, the sum of:

         (a) interest on the outstanding principal balance of the 2001-A Term Notes on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the outstanding principal balance on the 2001-A Term Notes Closing
                  Date), at the 2001-A Term Notes Interest Rate for such Monthly Distribution Date, computed on the basis of the Actual/360 Day Count, and

         (b) the excess of the Noteholders' Interest for the preceding Monthly Distribution Date over the amount that was actually deposited in the 2001-A Term Notes Distribution Account on the preceding Monthly Distribution Date for the payment of interest on the 2001-A Term Notes.

         Payment Period: The period described as such in Section 6.1 of the Officer's Issuance Certificate.

         Rapid Amortization Event:  Any of the events set forth as such in
Section 6.2.2 of the Officer's Issuance Certificate.

         Rapid Amortization Payment Date: Each Monthly Distribution Date, commencing with the Monthly Distribution Date related to the first full calendar month following the commencement of the Rapid Amortization Period and continuing until the earlier of the date that the 2001-A Term Notes are paid in full or the Trust Termination Date.



                                      App-5

         Rapid Amortization Period:  The period described as such in Section
6.2.1 of the Officer's Issuance Certificate.

         Remaining Interest Amount: The amount described as such in Section 4.2 of the Officer's Issuance Certificate.

         Required Payment Period Length: With respect to the Payment Period, the period of time described in Sections 6.1.1 and 6.1.2 of the Officer's Issuance Certificate.

         Series Shortfall: The amounts designated as such in Section 4.2 of the Officer's Issuance Certificate.

         Stated Final Payment Date: The Monthly Distribution Date in March 2006.

         Targeted Final Payment Date: The Monthly Distribution Date in March
2004.

         Term Note Distribution Account: The 2001-A Term Notes Distribution Account.

         USD One-Month LIBOR: means, with respect to each Monthly Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date immediately preceding such Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, two LIBOR Business Days prior to the 2001-A Term Notes Closing Date). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), the rate will be the Reference Bank Rate.

                  The  "Reference  Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Monthly Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal balance of the 2001-A Term Notes outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be


                                      App-6
         the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for a period of three months in amounts approximately equal to the principal balance of the 2001-A Term Notes outstanding. If no such quotation can be obtained, the rate will be USD One-Month LIBOR for the prior Monthly Distribution Date.



                                      App-7

                                    EXHIBIT A

                           [FORM OF 2001-A TERM NOTE]

                                    EXHIBIT B

                         [FORM OF DEPOSITORY AGREEMENT]

                         OFFICER'S ISSUANCE CERTIFICATE

              Floating Rate Asset Backed Term Notes, Series 2001-B

     The undersigned hereby certifies, pursuant to the Indenture dated as of March 15, 2001 (the "Indenture"), between Superior Wholesale Inventory Financing Trust VII (the "Issuer" or the "Trust") and The Bank of New York, a New York banking corporation, that there has been established pursuant to and in conformity with resolutions duly adopted by the Board of Directors of Wholesale Auto Receivables Corporation, a Delaware corporation (the "Seller"), a series of Notes to be issued under and in conformity with the Indenture, which series of Notes shall have the terms specified herein. Capitalized terms used and not otherwise defined herein shall have the meanings specified in Appendix 1 hereto or, if not defined therein, then shall have the meanings set forth in Part 1 of Appendix A to the Trust Sale and Servicing Agreement, dated as of March 15, 2001, among the Issuer, the Seller and General Motors Acceptance Corporation (the "Trust Sale and Servicing Agreement").

1.       Designation and Aggregate Principal Amount.

1.1 The designation of the series of Notes is the Floating Rate Asset Backed Term Notes, Series 2001-B (the "2001-B Term Notes"). The 2001-B Term Notes shall be in the form set forth in Exhibit A hereto.

1.2 The aggregate principal amount of the 2001-B Term Notes which may be authenticated and delivered under the Indenture (except for 2001-B Term Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other 2001-B Term Notes pursuant to the Indenture) is $750,000,000.

1.3      The 2001-B Term Notes shall be issued on the "2001-B Term Notes Closing
         Date."

2.       Denomination, Form, Book Entry Registration and Transfer Restrictions.

2.1 Denominations. The 2001-B Term Notes will be issued and authorized in minimum denominations of $1,000 and in integral multiples in excess thereof.

2.2 2001-B Term Notes. The 2001-B Term Notes shall not be issued in book-entry form pursuant to Section 2.10 of the Indenture. The 2001-B Term Notes will be Unregistered Notes under Section 2.15 of the Indenture.

2.3      Definitive Term Notes.

2.3.1 Definitive Term Notes will be issued to the Holders of the 2001-B Term Notes, and such Definitive Term Notes shall become void in their entirety unless presented for payment within a period of 10 years from the relevant date in respect thereof. After the date on which a Note becomes void in its entirety, no claim may be made in respect thereof. In this Section 2.3.1, the "relevant date" is the date on which a payment first becomes due or (if the full amount of the moneys payable has not been duly received by the Indenture Trustee on or prior to such date) the date on which the full amount of such moneys having been so received, notice to that effect is duly given to the Holders of the 2001-B Term Notes.

2.4      Authentication Agent; Note Registrar.

2.4.1 The initial Authentication Agent for the 2001-B Term Notes will be the Indenture Trustee.

2.4.2 The initial Note Registrar for the 2001-B Term Notes will be the Indenture Trustee.

3.       Specified Support Arrangements.

         With  respect  to  the  2001-B  Term  Notes,   the  Specified   Support
         Arrangements consist of the 2001-B Term Notes Basis Swap.

4.       Allocation and Payment of Interest.

4.1      Payment of Interest.

4.1.1 Interest on the outstanding principal balance of the 2001-B Term Notes will be payable in arrears by the Trust. Interest will accrue from and including the 2001-B Term Notes Closing Date, or from and including the most recent Monthly Distribution Date on which interest has been paid, to but excluding the current Monthly Distribution Date. Interest accrued as of any Monthly Distribution Date, but not paid on such Monthly Distribution Date, will be due on the next Monthly Distribution Date.

4.1.2 Interest on the 2001-B Term Notes will accrue at a rate equal to USD One-Month LIBOR plus 0.05% per annum and will be payable on each Monthly Distribution Date, and will be calculated on the basis of the Actual/360 Day Count.

4.1.3 Notwithstanding the foregoing Sections 4.1.1 and 4.1.2, interest will be payable from, and only to the extent of, amounts paid by the Trust to the 2001-B Term Notes Distribution Account pursuant to Section 4.2(b)(ii)(y) hereof.

4.2      Application of the 2001-B Term Notes Monthly Available Amount.

         (a) Pursuant to Section 4.5(c)(i) clause (2) of the Trust Sale and Servicing Agreement, on each Monthly Distribution Date the following funds (collectively, the "2001-B Term Notes Monthly Available Amount") will be withdrawn by the Indenture Trustee, based upon the Servicer's Accounting for such Monthly Distribution Date, from the account in which such funds are held, for application pursuant to Section 4.2(b) of this Officer's Issuance Certificate:

                  (i)      the Trust Interest Allocation of the 2001-B Term
                           Notes;

                  (ii)     the net amount, if any, received by the Trust under
                           the 2001-B Term Notes   Basis Swap; and

                  (iii) all 2001-B Term Notes Distribution Principal Subaccount Earnings.

         (b) The Indenture Trustee, based upon the Servicer's Accounting for such Monthly Distribution Date, will apply the 2001-B Term Notes Monthly Available Amount on such Monthly Distribution Date as follows:

                  (i)      first, the lesser of

                           (x)      the 2001-B Term Notes Monthly Available
                                    Amount; and

                           (y)      the net payment, if any, due from the Trust
                                    under the 2001-B Term   Notes Basis Swap

                           shall be paid to the Basis Swap Counterparty in accordance with the terms of the 2001-B Term Notes Basis Swap; and

                  (ii)     second, the lesser of

                           (x) the 2001-B Term Notes Monthly Available Amount remaining after application in subclause (i) above and

                           (y) an amount equal to the 2001-B Term Notes Noteholders' Interest for the related Monthly Distribution Date

                           shall  be   transferred  to  the  2001-B  Term  Notes
                           Distribution Account for payment of interest on the 2001-B Term Notes.

         The amounts specified pursuant to the foregoing subclauses (b)(i)(y) and (b)(ii)(y) for a Monthly Distribution Date are the "2001-B Term Notes Monthly Carrying Costs" for such Monthly Distribution Date. Any shortfall of the 2001-B Term Notes Monthly Available Amount below the 2001-B Term Notes Monthly Carrying Costs for such Monthly Distribution Date shall (i) prior to the Fully Funded Date, constitute a "Series
         Shortfall" for the 2001-B Term Notes and (ii) following the Fully Funded Date, not constitute a Series Shortfall. Any excess of the 2001-B Term Notes Monthly Available Amount for a Monthly Distribution Date over the 2001-B Term Notes Monthly Carrying Costs for such Monthly Distribution Date will constitute a "Remaining Interest Amount".

5.       Allocations and Payments in Respect of Principal.

5.1      General.

5.1.1 During the Revolving Period, until the commencement of the Payment Period for the 2001-B Term Notes, no payments of principal on the 2001-B Term Notes shall be required or made and Available Trust Principal shall not be set aside for such purpose.

5.1.2 For the 2001-B Term Notes, the term "Priority Payment Amount" shall have no effect.

5.1.3 For purposes of Section 6.2(b)(iv) of the Trust Sale and Servicing Agreement, the period of time which begins upon the commencement of a Payment Period for the 2001-B Term Notes or an Early Amortization Period for the Trust and which ends upon the occurrence of the Fully Funded Date with respect to the 2001-B Term Notes shall constitute a "Daily Remittance Period."

5.1.4 During any period in which funds are being set aside or paid out in respect of the outstanding principal balance of the 2001-B Term Notes, no amount shall be set aside or paid to the extent that it would cause the total amount so set aside or paid to exceed the outstanding principal balance of the 2001-B Term Notes.

5.2      Deposits of Principal Collections.

5.2.1 During Payment Period. On each day during the Payment Period until the Fully Funded Date occurs, the Servicer will instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the 2001-B Term Notes Distribution Principal Subaccount the Principal Allocation Percentage of Available Trust Principal allocated to the 2001-B Term Notes on such day pursuant to Section 4.5(d)(i) of the Trust Sale and Servicing Agreement.

5.2.2 During Early Amortization Period. During an Early Amortization Period for the Trust, the following will occur:

         (a) Immediately upon the commencement of an Early Amortization Period, the Indenture Trustee shall withdraw any amounts held in the 2001-B Term Notes Distribution Principal Subaccount (other than Investment Proceeds thereon) and deposit such amounts into the 2001-B Term Notes Distribution Account; and

         (b) On each day, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit into the 2001-B Term Notes Distribution Account the Principal Allocation Percentage of Available Trust Principal allocated to the 2001-B Term Notes pursuant to the applicable clause of
                  Section 4.5(d) of the Trust Sale and Servicing Agreement.

The amount of funds deposited into the 2001-B Term Notes Distribution Account pursuant to the preceding sentence during a Collection Period or on the related Monthly Distribution Date occurring during an Early Amortization Period shall constitute the "Available Principal Funds" with respect to such Monthly Distribution Date.

5.3      Distributions in Respect of Principal.

5.3.1 2001-B Term Notes Targeted Final Payment Date. On the 2001-B Term Notes Targeted Final Payment Date, unless an Early Amortization Period has earlier commenced, the Indenture Trustee shall withdraw from the 2001-B Term Notes Distribution Principal Subaccount and pay to the Holders of the 2001-B Term Notes the outstanding principal balance of the 2001-B Term Notes. Such amount will be the Required Payment on such date for the 2001-B Term Notes. To the extent that:

         (a) the outstanding principal balance of the 2001-B Term Notes exceeds

         (b) the amount of funds available in the 2001-B Term Notes Distribution Principal Subaccount on such Monthly Distribution Date, then the Servicer shall make a Servicer Liquidity Advance to the extent required by Section 4.5(e) of the Trust Sale and Servicing Agreement.

5.3.2 Following the 2001-B Term Notes Targeted Final Payment Date. If the amount paid to the Holders of the 2001-B Term Notes on the 2001-B Term Notes Targeted Final Payment Date was less than the outstanding principal balance of the 2001-B Term Notes on the 2001-B Term Notes Targeted Final Payment Date and if an Early Amortization Period is not then in effect, then on each Monthly Distribution Date thereafter, the Servicer shall instruct the Indenture Trustee to withdraw from the 2001-B Term Notes Distribution Principal Subaccount for payment to the
         Holders of the 2001-B Term Notes the amount of the   Available Trust
         Principal allocated to the 2001-B Term Notes and deposited in the 2001-B Term Notes Distribution Principal Subaccount pursuant to
         Section 5.2.1.

5.3.3 During Early Amortization Period. On each Monthly Distribution Date related to an Early Amortization Payment Date, the Indenture Trustee (based on the Servicer's Accounting for such Monthly Distribution Date) shall apply the lesser of the Available Principal Funds for such Monthly Distribution Date and the outstanding principal balance of the 2001-B Term Notes on the last day of the related Collection Period to the 2001-B Term Notes Distribution Account on such Monthly Distribution Date.

6.       Payment Period and Early Amortization Period.

6.1      Payment Period.

6.1.1 Unless an Early Amortization Period for the 2001-B Term Notes has commenced and is continuing, the Payment Period for the 2001-B Term Notes will commence May 1, 2001 (the "Commencement Date").

6.1.2 The Payment Period for the 2001-B Term Notes will terminate upon the earliest of (i) the occurrence of the Fully Funded Date, and (ii) the occurrence of an Early Amortization Event.

6.1.3 If the Payment Period for the 2001-B Term Notes shall be terminated upon the occurrence of an Early Amortization Event described in clauses
         (i), (j) or (l) of Section 9.1 of the Trust Sale and Servicing Agreement and no other Early Amortization Event has occurred, such Payment Period shall be recommenced if the Seller elects to recommence the Revolving Period as described in Section 9.5(a) of the Trust Sale and Servicing Agreement. If the Payment Period for the 2001-B Term Notes shall be terminated upon the commencement of the Wind Down Period prior to the Final Revolving Period Termination Date, such Payment Period shall be recommenced, if the Seller elects to recommence the Revolving Period as described in Section 9.5(b) of the Trust Sale and Servicing Agreement.

7.       No Optional or Mandatory Purchase or Redemption.

         The 2001-B Term Notes are not subject to optional or mandatory purchase or redemption by the Issuer, and the terms "Redemption Price" and "Redemption Date" shall have no application to the 2001-B Term Notes.

8.       2001-B Term Notes Distribution Account.

8.1 The Servicer, for the benefit of the holders of the 2001-B Term Notes, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "2001-B Term Notes Distribution
         Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the 2001-B Term Notes. The 2001-B Term Notes Distribution Account shall be a Designated Account.

8.2 Upon the commencement of the Payment Period for the 2001-B Term Notes, the Servicer shall instruct the Indenture Trustee to establish a subaccount of the 2001-B Term Notes Distribution Account, which subaccount shall be known as the "2001-B Term Notes Distribution Principal Subaccount".

8.3 Investment Proceeds from the 2001-B Term Notes Distribution Account and the 2001-B Term Notes Distribution Principal Subaccount shall not constitute Shared Investment Proceeds.

9.       Pledge of the 2001-B Term Notes Account Property.

         In order to provide for timely payments in accordance with Section 4.5 of the Trust Sale and Servicing Agreement and the terms of the 2001-B Term Notes, to assure the availability for the benefit of the 2001-B Term Noteholders, of the amounts maintained in the 2001-B Term Notes Distribution Account, and as security for the performance by the Seller of its obligations hereunder, the Seller on behalf of itself and its successors and assigns (with respect to the property described in clauses (a) and (b) below), and the Trust (with respect to the property described in clauses (c) and (d) below), each hereby pledges to the Indenture Trustee and its successors and assigns, all its right, title and interest in and to the 2001-B Term Notes Distribution Account and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the 2001-B Term Notes Distribution Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), (collectively, the "2001-B Term Notes Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Indenture Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Officer's Issuance Certificate and in Section 4.6 of the Trust Sale and Servicing Agreement. The Indenture Trustee shall hold and distribute the 2001-B Term Notes Account Property in accordance with the terms and provisions of the Trust Sale and Servicing Agreement. By its authentication of the 2001-B Term Notes, the Indenture Trustee acknowledges and accepts such trusts as are specified herein with respect to the 2001-B Term Notes Account Property.

                                     * * * *

     The undersigned has read or has caused to be read the Indenture, including the provisions of Section 2.1 and the definitions relating thereto, and the resolutions adopted by the Board of Directors referred to above. Based on such examination, the undersigned has, in the undersigned's opinion, made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether all conditions precedent set forth in the Indenture and the other Basic Documents relating to the establishment of the form and terms of a series of Notes under the Indenture have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with in respect of the 2001-B Term Notes.

                                     * * * *

     IN WITNESS WHEREOF, the undersigned has hereunto executed this Officer's Issuance Certificate as of March 15, 2001.

                                      WHOLESALE AUTO RECEIVABLES CORPORATION

                                      By:    R. L. STRAUB
                                      --------------------------------------
                                      Name:  R. L. Straub
                                      Title: Manager-Securitization

                                                                      APPENDIX 1
                                                                              to
                                                  OFFICER'S ISSUANCE CERTIFICATE
                                                       FOR THE 2001-B TERM NOTES

Definitions.

1.   Reference to General Rule.

     Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Indenture and in Appendix A to the Trust Sale and Servicing Agreement dated as of March 15, 2001 among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as Seller, and Superior Wholesale Inventory Financing Trust VII, as Issuer. All references herein to "the Officer's Issuance Certificate" are to the Officer's Issuance Certificate with respect to the 2001-B Term Notes, dated March 15, 2001.

2.   Definitions Specific to the 2001-B Term Notes.

     The following terms are defined with respect to the 2001-B Term Notes only, are not defined in Appendix A to the Trust Sale and Servicing Agreement and, when used in the Basic Documents, shall have the defined meanings set forth below:

     2001-B Term Notes Closing Date: March 15, 2001.

     2001-B Term Notes Distribution Account: The account established as provided in Section 8.1 of the Officer's Issuance Certificate.


     2001-B Term Notes Distribution Principal Subaccount: The subaccount of the 2001-B Term Notes Distribution Account established in Section8.2 of the Officer's Issuance Certificate.


     2001-B Term Notes Distribution Principal Subaccount Earnings: For a Monthly Distribution Date, any Investment Proceeds in respect of funds in the 2001-B Term Notes Distribution Principal Subaccount during the related Collection Period.

     2001-B Term Notes Interest Rate: The interest rate specified in Section 4.1 of the Officer's Issuance Certificate.

     2001-B  Term  Notes  Monthly  Available  Amount:   The  funds  collectively
described as such in Section 4.2(a) of the Officer's Issuance Certificate.



                                      App-1

     2001-B Term Notes Monthly Carrying Costs: For a Monthly Distribution Date, the amounts specified as such in Section 4.2(b) of the Officer's Issuance Certificate.

     2001-B  Term  Notes   Noteholders'   Interest:   means,   for  any  Monthly
Distribution Date, the sum of:

          (a) the product of

               (1) the outstanding principal balance of the 2001-B Term Notes on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the outstanding principal balance on the 2001-B Term Notes Closing Date),

               (2) the 2001-B Term Note Interest Rate for the related Monthly Distribution Date, and

               (3) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the 2001-B Term Notes Closing Date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

          (b) the excess of the 2001-B Term Notes Noteholders' Interest for the prior Monthly Distribution Date over the amount of funds that were deposited in the 2001-B Term Notes Distribution Account on the preceding Monthly Distribution Date.

     2001-B Term Notes Notional Amount: With respect to any day during a Collection Period, the outstanding principal balance of the 2001-B Term Notes as of such day, after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during such Collection Period.

     2001-B Term Notes Targeted Final Payment Date: The Monthly Distribution Date in June 2001.

3. Specification for 2001-B Term Notes of Terms Defined in Appendix A to the Trust Sale and Servicing Agreement.

     The following terms, when used in the Indenture, the Trust Sale and Servicing Agreement and/or other Basic Documents, with respect to the 2001-B Term Notes, shall have the meanings set forth below (and, if used in the Officer's Issuance Certificate, shall be used with respect to the 2001- B Term Notes only, except where expressly indicated otherwise):

                                      App-2

     Actual/360 Day Count: For the computation of accrued interest, means using the actual number of days elapsed during the period from and including the preceding Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the 2001-B Term Notes Closing Date) and a year of 360 days.

     Available Principal Funds: Has the meaning set forth in Section 5.2.2 of the Officer's Issuance Certificate.

     Basis Swap: The 2001-B Term Notes Basis Swap.

     Daily Remittance Period: Has the meaning set forth in Section 5.1.3 of the Officer's Issuance Certificate.

     Distribution Accounts: For the purpose of the Basic Documents, the 2001-B Term Notes Distribution Account.

     Fully Funded Date: The first day on which:

     (a)  the sum of the amount on deposit in the 2001-B Term Notes Distribution
          Principal   Subaccount  for  the  payment  of  principal   equals  the
          outstanding principal balance of the 2001-B Term Notes, or

     (b)  the 2001-B Term Notes have been paid in full.

     Noteholders' Interest: With respect to any Monthly Distribution Date, the sum of:

     (a) interest on the outstanding principal balance of the 2001-B Term Notes on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the outstanding principal balance on the 2001-B Term Notes Closing Date), at the 2001-B Term Notes Interest Rate for such Monthly Distribution Date, computed on the basis of the Actual/360 Day Count, and

     (b) the excess of the Noteholders' Interest for the preceding Monthly Distribution Date over the amount that was actually deposited in the 2001-B Term Notes Distribution Account on the preceding Monthly Distribution Date for the payment of interest on the 2001-B Term Notes.

     Payment Period: The period described as such in Section 6.1 of the Officer's Issuance Certificate.


                                      App-3

     Remaining Interest Amount: The amount described as such in Section 4.2 of the Officer's Issuance Certificate.

     Required Payment: The amount specified in Section 5.3.1 of the Officer's Issuance Certificate.

     Required Payment Period Length: With respect to the Payment Period, the period of time described in Sections 6.1.1 and 6.1.2 of the Officer's Issuance Certificate.

     Series Shortfall: The amounts designated as such in Section 4.2 of the Officer's Issuance Certificate.

     Stated Final Payment Date: The Monthly Distribution Date in June, 2003

     Targeted Final Payment Date: The Monthly Distribution Date in June 2001.

     Term Note Distribution Account: The 2001-B Term Notes Distribution Account.


     USD One-Month LIBOR: means, with respect to each Monthly Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date immediately preceding such Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, two LIBOR Business Days prior to the 2001-B Term Notes Closing Date). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), the rate will be the Reference Bank Rate.

          The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Monthly Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal balance of the Series 2001-B Term Notes outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be

                                      App-4
     the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for a period of three months in amounts approximately equal to the principal balance of the Series 2001-B Term Notes outstanding. If no such quotation can be obtained, the rate will be USD One-Month LIBOR for the prior Monthly Distribution Date.


                                      App-5

                                    EXHIBIT A

                           [FORM OF 2001-B TERM NOTE]